                                                                    Exhibit 99.2

                             ECOLOGY COATINGS, INC.

                              FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED
                           SEPTEMBER 30, 2006 AND 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Ecology Coatings, Inc.

We have audited the accompanying balance sheets of Ecology Coatings, Inc. as of September 30, 2006 and 2005 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ecology Coatings, Inc. as of September 30, 2006 and 2005, and the results of its operations, changes in stockholders' equity (deficit) and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Semple, Marchal & Cooper, LLP

Certified Public Accountants

Phoenix, Arizona
January 16, 2007

                             ECOLOGY COATINGS, INC.
                                 BALANCE SHEETS
                           SEPTEMBER 30, 2006 AND 2005

                                     ASSETS

                                       2006        2005
                                    ----------   --------
Current Assets:
   Cash and cash equivalents        $  736,379   $ 10,165
   Accounts receivable                      --        303
   Prepaid expenses                     31,357         --
                                    ----------   --------
      Total Current Assets             767,736     10,468
                                    ----------   --------
Property and Equipment
   Computer equipment                    1,733         --
   Furniture and fixtures                1,062         --
   Test equipment                        6,862      2,971
                                    ----------   --------
                                         9,657      2,971
   Less: accumulated depreciation       (1,489)      (568)
                                    ----------   --------
      Property and Equipment, net        8,168      2,403

Patents                                230,978    108,916
                                    ----------   --------
      Total Assets                  $1,006,882   $121,787
                                    ==========   ========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                             ECOLOGY COATINGS, INC.
                           BALANCE SHEETS (CONTINUED)
                           SEPTEMBER 30, 2006 AND 2005

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                     2006         2005
                                                                 -----------   ---------
Current Liabilities:
   Accounts payable                                              $   285,666   $ 224,697
   Deferred revenue                                                   41,667      41,667
   Accrued payroll taxes                                               8,577          --
   Accrued wages                                                      33,812       1,812
   Franchise tax payable                                                 800       1,192
   Interest payable                                                   78,744      13,510
                                                                 -----------   ---------
      Total Current Liabilities                                      449,266     282,878

   Deferred revenue - long term portion                               24,885      66,552
   Convertible notes payable                                       1,350,000          --
   Notes payable - related party                                     297,030     313,030
                                                                 -----------   ---------
      Total Liabilities                                            2,121,181     662,460
                                                                 -----------   ---------
Stockholders' Equity (Deficit):
   Preferred stock - 10,000,000 no par shares authorized;
      no shares issued or outstanding as of September 30, 2006
      and 2005                                                            --          --
   Common stock - 50,000,000 no par shares authorized;
      28,200,000 and 18,000,000 shares issued and outstanding
      as of September 30, 2006 and 2005, respectively                142,000      56,000
   Accumulated Deficit                                            (1,256,299)   (596,673)
                                                                 -----------   ---------
   Total Stockholders' Equity (Deficit)                           (1,114,299)   (540,673)
                                                                 -----------   ---------
      Total Liabilities and Stockholders' Equity (Deficit)       $ 1,006,882   $ 121,787
                                                                 ===========   =========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                             ECOLOGY COATINGS, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005

                                            2006          2005
                                        -----------   -----------
Revenues                                $    41,838   $    17,084
General and administrative costs            636,230       318,759
                                        -----------   -----------
      Operating Loss                       (594,392)     (301,675)
                                        -----------   -----------
Other Income (Expense):
   Interest expense                         (65,234)      (10,366)
                                        -----------   -----------
   Total Other Income (Expense)             (65,234)      (10,366)
                                        -----------   -----------
      Net Loss                          $  (659,626)  $  (312,041)
                                        -----------   -----------
Basic and diluted net loss per share    $     (0.03)  $     (0.02)
                                        ===========   ===========
Basic and diluted weighted average of
   common shares outstanding             24,662,466    15,517,808
                                        ===========   ===========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                             ECOLOGY COATINGS, INC.
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005

                                             Common Stock                          Total
                                        ---------------------   Accumulated    Stockholders'
                                          Shares      Amount      Deficit     Equity (Deficit)
                                        ----------   --------   -----------   ----------------
Balance at September 30, 2004           12,000,000   $  1,000   $  (284,632)    $  (283,632)
Conversion of debt                       6,000,000     55,000            --          55,000
Net loss for the year ended
   September 30, 2005                           --         --      (312,041)       (312,041)
                                        ----------   --------   -----------     -----------
Balance at September 30, 2005           18,000,000     56,000      (596,673)       (540,673)
Conversion of debt                       7,200,000     66,000            --          66,000
Issuance of common stock for services    3,000,000     20,000            --          20,000
Net loss for the year ended
   September 30, 2006                           --         --      (659,626)       (659,626)
                                        ----------   --------   -----------     -----------
Balance at September 30, 2006           28,200,000   $142,000   $(1,256,299)    $(1,114,299)
                                        ==========   ========   ===========     ===========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                             ECOLOGY COATINGS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005

                                                          2006         2005
                                                       ----------   ---------
Cash flows from operating activities
Net loss                                               $ (659,626)  $(312,041)
Adjustments to reconcile net loss
   to net cash used in operating activities:
   Depreciation and amortization                              921         408
   Issuance of common stock for services                   20,000          --
Changes in Asset and Liabilities
   Accounts receivable                                        303        (303)
   Prepaid expenses                                       (31,357)         --
   Accounts payable                                        60,969     186,468
   Accrued payroll taxes and wages                         40,577     (76,017)
   Interest payable                                        65,234      10,334
   Franchise tax payable                                     (392)      1,192
   Deferred revenue                                       (41,667)    108,219
                                                       ----------   ---------
      Net cash used by operating activities              (545,038)    (81,740)
                                                       ----------   ---------
Cash flows from investing activities
   Purchase of fixed assets                                (6,686)       (279)
   Purchase of intangibles                               (122,062)   (108,917)
                                                       ----------   ---------
      Net cash used by investing activities              (128,748)   (109,196)
                                                       ----------   ---------
Cash flows from financing activities
   Proceeds from debt                                   1,400,000     187,030
                                                       ----------   ---------
   Net cash provided by financing activities            1,400,000     187,030
                                                       ----------   ---------
Net increase (decrease) in cash and cash equivalents      726,214      (3,906)
Cash and cash equivalents at beginning of year             10,165      14,071
                                                       ----------   ---------
Cash and cash equivalents at end of year               $  736,379   $  10,165
                                                       ==========   =========

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                             ECOLOGY COATINGS, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                 FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005

                                                             2006      2005
                                                           -------   -------
Supplemental Disclosure of Cash Flow Information
   Interest paid                                           $    --   $    --
   Income taxes paid                                       $    --   $    --
Supplemental Disclosure of Non-Cash Financing Activities
   Conversion of notes for common stock                    $66,000   $55,000
   Issuance of common stock for services                   $20,000   $    --

                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                             ECOLOGY COATINGS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF ESTIMATES

     DESCRIPTION OF THE COMPANY. Ecology Coatings, Inc. (the "Company") was organized under the laws of the State of California on March 15, 1990. The Company is engaged in developing patented, nanotechnology-enhanced coatings that are licensed to industries that need or sell protective coatings and/or will be manufactured and sold to other industries through direct sales or distribution partner(s). The length of licenses varies, but they typically last for one year. The Company's market consists primarily of manufacturers of electrical, plastic and metal products throughout the world.

     REVENUE RECOGNITION. Revenues from licensing contracts are recorded ratably over the life of the contract. Contingency earnings such as royalty fees are recorded when the amount can reasonably be determined and collection is likely.

     LOSS PER SHARE. Basic loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of common stock and potentially dilutive securities outstanding during the period. Potentially dilutive shares consist of the incremental common shares issuable upon the exercise of stock options and warrants. Potentially dilutive shares are excluded from the weighted average number of shares if their effect is antidilutive. The Company had a net loss for all periods presented herein; therefore, none of the stock options outstanding during each of the periods presented were included in the computation of diluted loss per share as they were antidilutive. As of September 30, 2006 and 2005, there were 150,000 and 0 potentially dilutive securities outstanding. (See stock split in Note 9--Subsequent Events and convertible debt in Note 4 - Notes Payable).

     INCOME TAXES AND DEFERRED INCOME TAXES. We use the asset and liability approach for financial accounting and reporting for income taxes. Deferred income taxes are provided for temporary differences in the bases of assets and liabilities as reported for financial statement purposes and income tax purposes and for the future use of net operating losses. We have recorded a valuation allowance against the net deferred income tax asset. The valuation allowance reduces deferred income tax assets to an amount that represents management's best estimate of the amount of such deferred income tax assets that more likely than not will be realized. The Company cannot be assured of future income to realize the net deferred income tax asset; therefore no deferred income tax asset has been recorded in the accompanying financial statements.

     USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS. The Company considers cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF ESTIMATES (CONTINUED)

     ACCOUNTS RECEIVABLE. Accounts receivable consist of amounts due from customers less amounts for potentially uncollectible accounts. The Company follows the allowance method of recognizing uncollectible accounts receivable. The Company provides a provision for an estimate of accounts receivable deemed to be uncollectible. This estimate is based upon the length of time balances are outstanding from the terms of sale and the Company's prior history of uncollectible accounts receivable. The allowance for doubtful accounts was $0 and $4,845 at September 30, 2006 and 2005, respectively. Accounts receivable are generally unsecured and do not include any finance charges.

     PROPERTY AND EQUIPMENT. Property and equipment is stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the following useful lives:

Computer equipment       3-5 years
Furniture and fixtures   3-7 years
Test equipment           5-7 years

Repairs and maintenance costs are charged to operations as incurred. Betterments or renewals are capitalized as incurred.

     PATENTS. It is the Company's policy to capitalize costs associated with securing a patent. Costs consist of legal and filing fees. Once a patent is issued, it will be amortized on a straight-line basis over its estimated useful life. No patents were issued as of September 30, 2006.

     RESEARCH AND DEVELOPMENT EXPENDITURES. Research and development expenditures, which include the cost of materials consumed in research and development activities, salaries, wages and other costs of personnel engaged in research and development, costs of services performed by others for research and development on behalf of the company and indirect costs are expensed as research and development costs when incurred. No research and development costs were incurred for the years ending September 30, 2006 and 2005.

     STOCK-BASED COMPENSATION. Our stock option plans are subject to the provisions of Statement of Financial Accounting Standards ("SFAS") Number 123(R), Accounting for Stock-Based Compensation. Under the provisions of SFAS Number 123(R), employee and director stock-based compensation expense is measured utilizing the fair-value method.

     The Company accounts for stock options granted to non-employees under SFAS Number 123 using EITF 98-16 requiring the measurement and recognition of stock-based compensation to consultants under the fair-value method with stock-based compensation expense being charged to earnings on the earlier of the date services are performed or a performance commitment exists.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF ESTIMATES (CONTINUED)

     RECENT ACCOUNTING PRONOUNCEMENTS. In June 2006, the FASB issued FASB Interpretation No. 48, "An Interpretation of FASB Statement No. 109," ("FIN No. 48") which clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes." This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 reflects the benefit recognition approach, where a tax benefit is recognized when it is "more likely than not" to be sustained based on the technical merits of the position. This Interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of this interpretation will not have a material effect on the Company's financial statements.

     In April 2006, the FASB issued FASB Staff Position (FSP) FIN No. 46(R)-6, "Determining the Variability to Be Considered in Applying FASB Interpretation No. 46(R)", that will become effective beginning the third quarter of 2006. FSP FIN No. 46(R)-6 clarifies that the variability to be considered in applying FASB Interpretation 46(R) shall be based on an analysis of the design of the variable interest entity. The adoption of this FSP did not have a material effect on the Company's financial statements.

     In March 2006, the FASB issued Statement of Financing Accounting Standard ("SFAS") No. 156, "Accounting for Servicing of Financial Assets," ("SFAS No. 156") which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This new Statement amends SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Company does not expect SFAS No. 156 will have a material effect on its financial statements.

     In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements", which establishes how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of this Statement on our financial statements, but we do not expect SFAS 157 to have a material effect.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, NATURE OF OPERATIONS AND USE OF ESTIMATES (CONTINUED)

     RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED). In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS No. 158") an amendment of FASB Statement No. 87 "Employers' Accounting for Pensions", FASB Statement No. 88 "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Terminated Benefits", FASB No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions", and FASB Statement No. 132 (R) "Employers' Disclosures about Pensions and Other Postretirement Benefits". This statement requires an employer to recognize the over-funded or under-funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position with limited exceptions. Issuers of publicly traded equity securities are required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. This requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. Earlier application of this statement is encouraged. The Company does not believe that the adoption of SFAS No. 158 will have a material effect on our results of operations or financial position.

NOTE 2 - CONCENTRATIONS

     For the years ended September 30, 2006 and 2005, the Company had one (1) major customer representing approximately ninety-nine percent (99%) of revenues. At September 30, 2006 and 2005, there were no amounts due from this customer.

The Company occasionally maintains bank account balances in excess of the federal insurable amount of $100,000. The Company had cash deposits in excess of this limit on September 30, 2006 of $653,214.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company borrows funds for its operations from certain major stockholders, directors and officers as disclosed below:

     - The Company has an unsecured note payable due to a majority shareholder and Director that bears interest at 4% per annum with principal and interest due on December 31, 2007. As of September 30, 2006 and 2005, the note has an outstanding balance of $135,530 and $120,530, respectively. The accrued interest on the note is $13,432 and $7,690 as of September 30, 2006 and 2005, respectively. During the year ended September 30, 2005, the note holder converted $27,500 of the note into 3,000,000 shares of the Company's common stock.

     - The Company has an unsecured note payable due to a majority shareholder and Director that bears interest at 4% per annum with principal and interest due on December 31, 2007. As of September 30, 2006 and 2005, the note has an outstanding balance of $161,500. The accrued interest on the note is $10,460 and $3,728 as of September 30, 2006 and 2005, respectively. During the year ended September 30, 2005, the note holder converted $27,500 of the note into 3,000,000 shares of the Company's common stock.

     - The Company has a note payable due to a majority shareholder, officer and director that bears interest at 4% per annum with principal and interest due on December 31, 2007. As of September 30, 2006 and 2005, the note has an outstanding balance of $0 and $31,000, respectively. The accrued interest on the note is $2,584 and $2,092 as of September 30, 2006 and 2005, respectively. During the year ended September 30, 2006, the note holder converted $66,000 of the note into 7,200,000 shares of the Company's common stock.

Future maturities of related party long-term debt as of September 30, 2006 for the next five years and thereafter are as follows:

Year Ending September 30,
-------------------------
2007                        $     --
2008                         297,030
                            --------
                            $297,030
                            ========

On July 1, 2006, the Company entered into a consulting agreement with a related party. During the year ended September 30, 2006, the aforementioned consultant rendered services to the Company in the amount of $58,700. (Refer to Note 5, Commitments and Contingencies, for additional discussion of the agreement.)

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 - NOTES PAYABLE

The Company has three Convertible Notes Payable as follows:

                                                           2006      2005
                                                        ----------   ----
Convertible note payable, 20% per annum interest rate   $   50,000    $--
   Principal and interest payment due December 31,
   2007; unsecured. Convertible at Holder's option
   into common shares of the Company if the Company
   sells shares of its stock for $5 million in
   aggregate gross proceeds in the first private
   offering. Conversion price is equal to 80% of the
   price paid by other investors in the first private
   offering.
Convertible note payable, 15% per annum interest rate      300,000     --
   Principal and interest payment due December 31,
   2007; unsecured. Convertible at Holder's option
   into common shares of the Company if the Company
   sells shares of its stock for $5 million in
   aggregate gross proceeds in the first private
   offering. Conversion price is equal to 80% of the
   price paid by other investors in the first private
   offering
Convertible subordinated note payable, 7.5% per annum    1,000,000     --
   interest rate Principal and interest payment due
   December 31, 2007; unsecured. Convertible at
   Holder's option into common shares of the Company
   at at a price per share equal to the offering
   price per share of the common stock in the
   Company's first private offering.
                                                        ----------    ---
   Total Convertible Debt                               $1,350,000    $--
                                                        ==========    ===

Future maturities of the notes payable as of September 30, 2006 are as follows:

Year Ending September 30,
-------------------------
2007                        $       --
2008                         1,350,000
                            ----------
                            $1,350,000
                            ==========

The above debt contains beneficial conversion features. No value has been assigned to the beneficial conversion features at September 30, 2006 as the amount is indeterminate and dependent upon future contingencies.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 - COMMITMENTS AND CONTINGENCIES

COMMITMENTS.

     On July 15, 2006, the Company entered into an agreement for six months of international consulting services. The Company agreed to compensate the consultant $15,000 per month payable in cash and an additional $15,000 per month payable in shares of the Company's restricted stock (to be valued based on the share price of the first private offering, yet to occur). The Company agreed to pay the consultant a fee of 2% of any royalties received by the Company pursuant to royalty agreements that are a direct result of the consultant's material efforts under the consulting agreement. In addition, the Company agreed to pay the consultant a fee of 2% of any net sales received by the Company pursuant to joint venture agreements that are a direct result of the consultant's material efforts under the consulting agreement. The aforementioned fees will be paid by the Company to the consultant for the term of any royalty or joint venture agreements, not to exceed a period of 48 months. In January 2007, the agreement was extended for an additional six months.

     The Company entered into an agreement for marketing and public relations services on March 2, 2005. Pursuant to the agreement, the Company agreed to pay the consultant $6,000 in cash and an additional $3,000 payable in shares of the Company's common stock at a share price equal to the share price at the first private placement offering. On May 25, 2006, the Company amended the consulting agreement to compensate the consultant for the $6,000 per month cash payments only. The agreement may be terminated with 30 days written notice.

     On July 1, 2006, the Company entered into an agreement with a related party for general consulting services. Pursuant to the consulting agreement, the Company agreed to pay the consultant (i) $50,000 on July 1, 2006, (ii) $25,000 on December 1, 2006 and (iii) $12,500 for 18 months starting February 1, 2007. In addition, the Company granted the consultant options to purchase 150,000 shares of the Company's common stock. The exercise price of the options is $2.00 per share. One half of the options will be exercisable on or after December 31, 2007 and one half on or after June 30, 2008. Each option is exercisable until June 30, 2016. See Note 7 for further discussion of stock options.

     The Company entered into a three month consulting agreement for general business services commencing on August 1, 2006. Pursuant to the consulting agreement, the Company agreed to pay the consultant (i) $4,600 on August 15, 2006, (ii) $5,600 on September 15, 2006, and (iii) $5,600 on October 15, 2006.
The agreement was terminated November 1, 2006 when the consulting party entered into an employment agreement with the Company. See Note 9 - Subsequent Events.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     We are currently not aware of any investigations, claims, or lawsuits that we believe could have a material adverse effect on our financial position or on our results of operations.

     LEASE COMMITMENTS.

     A. On August 1, 2005, the Company leased its office facilities in Akron, Ohio for a rent of $1,800 per month. The lease expired July 1, 2006 and was renewed under the same terms through August 31, 2007. Rent expense for the years ended September 30, 2006 and 2005 was $19,800 and $3,600, respectively.

     B. On September 1, 2006, the Company leased its office space in Bloomfield Hills, Michigan with monthly payments of $1,800. The lease is on a month-to-month basis until terminated by tenant or landlord upon 60 days notice. Rent expense for the year ended September 30, 2006 was $1,800.

     C. On January 5, 2004, the Company leased computer equipment with 48 monthly payments of $81. The Company recognized expense of $972 for the years ended September 30, 2006 and 2005, respectively, related to this lease.

     D. On January 9, 2006, the Company leased computer equipment with 24 monthly payments of $147. The Company recognized expense of $1,323 for the year ended September 30, 2006 related to this lease.

     Minimum future rental payments under the above operating leases as of September 30, 2006 are as follows:

Year Ending September 30,
-------------------------
2007                        $22,536
2008                            684
                            -------
                            $23,220
                            =======

NOTE 6 - INCOME TAXES

     The Company has incurred losses since operations commenced in 1990. The Company has a net operating loss carry forward for income tax purposes of approximately $769,000. The total loss carry forward expiring on September 30, 2019 is $189,998, expiring on September 30, 2020 is $177,308 and expiring on September 30, 2021 is $401,657. The Company has changed its year-end to September 30th from February 28th effective in fiscal 2006.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 6 - INCOME TAXES (CONTINUED)

     Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

     The principal sources of timing differences are different accrual versus cash accounting methods used for financial accounting and tax purposes; the timing of the utilization of the net operating losses, and different book versus tax depreciation methods.

     As of September 30, 2006 and 2005, the deferred tax asset consists of the following:

                                       2006        2005
                                    ---------   ---------
Assets:
Federal loss carry forwards         $ 261,359   $ 126,031
Cash basis accounting differences     133,119      44,676
Liability:
Depreciation timing differences          (124)        (33)
                                    ---------   ---------
Deferred tax asset                    394,354     170,674
Valuation allowance                  (394,354)   (170,674)
                                    ---------   ---------
Net deferred tax asset              $      --   $      --
                                    =========   =========

     The tax benefit from net operating losses and differences in timing differ from the federal statutory rate primarily due to the $223,680 change in the deferred tax asset valuation allowance from September 30, 2005.

     The States in which the Company currently operates do not have a corporate income tax.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 - STOCK OPTIONS

     The Company granted non-statutory options as follows during the year ended September 30, 2006:

                                        Weighted                 Weighted
                                        Average                  Average
                                        Exercise               (Remaining)
                                         Price     Number of   Contractual
                                       per Share    Options        Term
                                       ---------   ---------   -----------
Outstanding as of September 30, 2005     $  --           --         --
Granted                                  $2.00      150,000         10
Exercised                                   --           --         --
Forfeited                                   --           --         --
Outstanding as of September 30, 2006     $2.00      150,000        9.6
   Exercisable                           $  --           --         --

     None of the options were exercisable as of September 30, 2006. The options vest 50% on December 31, 2007 and 50% on June 30, 2008. The options expire on June 30, 2016. Additionally, the options had no intrinsic value as of September 30, 2006. Intrinsic value arises when the exercise price is lower than the trading price.

     Our stock option plans are subject to the provisions of Statement of Financial Accounting Standards ("SFAS") Number 123(R), Accounting for Stock-Based Compensation. Under the provisions of SFAS Number 123(R), employee and director stock-based compensation expense is measured utilizing the fair-value method.

     The Company accounts for stock options granted to non-employees under SFAS Number 123 using EITF 98-16 requiring the measurement and recognition of stock-based compensation to consultants under the fair-value method with stock-based compensation expense being charged to earnings on the earlier of the date services are performed or performance commitment exists.

     In calculating the compensation related to employee/consultants and directors stock option grants, the fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model and the following weighted average assumptions:

                            2006
                          -------
Dividend yield               None
Expected volatility           107%
Risk free interest rate      4.48%
Expected life             6 years

     Based upon the above assumptions and the $2 exercise price versus the negligible trading price, the options outstanding at September 30, 2006 had no measurable value on the date of grant.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 - GOING CONCERN

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the years ended September 30, 2006 and 2005 we incurred net losses of ($659,626) and ($312,041), respectively. At September 30, 2006 and 2005, we had stockholders' deficit of ($1,114,299) and ($540,673), respectively.

     Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, to develop commercially viable products and processes, and ultimately to establish profitable operations. We have financed operations through operating revenues and through the issuance of equity securities and debt. Until we are able to generate positive operating cash flows, additional funds will be required to support operations. We believe that current working capital, cash receipts from anticipated sales, and funding through sales of common stock will be sufficient to enable us to continue as a going concern through 2007. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

NOTE 9 - SUBSEQUENT EVENTS

     REVERSE MERGER. An agreement was executed on November 6, 2006 by and between OCIS Corporation ("OCIS") and Ecology Coatings, Inc. ("Ecology") for a reverse merger to occur within 90 days. On November 6, 2006, the Company paid $50,000 to OCIS for this right. The agreement was extended for 30 days with an additional $25,000 payment. Under the terms of the agreement, the stockholders of Ecology will acquire control of OCIS. Ecology will then become a wholly owned subsidiary of OCIS. The agreement anticipates newly authorized shares of Ecology, the 6000 to 1 stock split (see Stock Split below) and the exercise of stock options. OCIS shares shall be split such that they will hold 4.7% of the total number of shares based on a fully diluted basis, but not less than 1.6 million shares. Non-vested options, if any, will not be considered for purposes of this computation.

     FINANCING. The Company obtained debt financing on December 18, 2006 in the amount of $500,000. The note bears interest at 7.5% per annum, and is due on December 31, 2007. The note, along with accrued interest, is convertible into common stock at the holder's option based on the first private offering price. In connection with the note, the Company granted 500,000 warrants to acquire common stock at $2 per share. 250,000 options are exercisable on December 17, 2007 and 250,000 options are exercisable on December 17, 2008. They expire on December 17, 2011.

     On December 22, 2006, payments were made on Stockholder notes totaling $79,480 of which $53,030 was applied to principal and $26,450 was applied to accrued interest.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 - SUBSEQUENT EVENTS (CONTINUED)

     STOCK SPLIT. On January 3, 2007, the Company amended its Articles of Incorporation to increase the authorized capital. The number of common shares of no par stock authorized was increased to fifty million. Ten million shares of preferred stock were authorized. The terms of the preferred shares have yet to be determined by the Board of Directors. On January 9, 2007, the Company split the number of common shares, issuing 6,000 common shares for each share previously outstanding. The accompanying financial statements give retroactive effect to the stock split for all periods presented.

     STOCK OPTION PLAN. On January 10, 2007, the Company adopted a stock option plan and has set aside 4,500,000 shares for stock options or to award restricted stock. The plan approved all prior grants of options. The plan calls for incentive stock options, nonqualified stock options, rights to restricted stock and stock appreciation rights. Eligible recipients are employees, directors, and consultants. Only employees are eligible for incentive stock options. Incentive stock options are limited to $100,000 per year per employee based on the value of the common stock.

     On January 14, 2007, the Company granted options to two different consultants in exchange for services. The Company granted each consultant 25,000 options to purchase shares of the Company's common stock at $2 per share. 25,000 of the options may be exercised on or after July 14, 2008 and expire on January 14, 2012. 25,000 of the options may be exercised on or after March 1, 2008 and expire on December 29, 2011.

     On January 16, 2007, the Company extended the terms of the international consulting agreement to July 14, 2007. The Company will continue to make monthly payments of $15,000 in cash and $15,000 payable in shares of the Company's restricted stock valued at the first private placement price per share.

     On January 31, 2007, the Company granted options to a consultant in exchange for services. The Company granted each consultant 25,000 options to purchase shares of the Company's common stock at $2 per share. Options may be exercised on or after July 14, 2008 and expire on January 14, 2012.

     On February 7, 2007, the Company granted options to two different consultants in exchange for services. The Company granted each consultant 3,750 options to purchase shares of the Company's common stock at $2 per share. Options may be exercised on or after January 1, 2008 and expire on December 29, 2011.

     EMPLOYMENT AGREEMENTS. On October 30, 2006, the Company entered into an employment agreement with an officer that expires on October 30, 2008. Pursuant to the agreement, the officer will receive an annual base salary of $160,000. The officer will also receive options to purchase the Company's common stock that will equal 1% of the issued and outstanding shares of common stock plus any shares convertible or exercisable into common shares at the price of the first private placement price. The options will be 25% vested on October 30, 2007 and remaining 75% will be vested on October 30, 2008. The options expire 10 years from the date of first private placement.

                             ECOLOGY COATINGS, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 9 - SUBSEQUENT EVENTS (CONTINUED)

     EMPLOYMENT AGREEMENTS (CONTINUED). On November 1, 2006, the Company entered into an employment agreement with an officer that expires on November 1, 2008. Pursuant to the agreement, the officer will receive an annual base salary of $100,000 and 150,000 options to acquire stock at the first private placement price. The options will be 100% vested on November 1, 2008. The options expire 10 years from the date of first private placement.

     On January 1, 2007, the Company entered into an employment agreement with an officer that expires on January 1, 2012. Upon expiration, the agreement calls for automatic one-year renewals until terminated by either party with thirty days written notice. Pursuant to the agreement, the officer will receive an annual base salary of $180,000 in 2007; an annual base salary of $200,000 for the years 2008 through 2011; and an annual base salary of $220,000 for 2012. In addition, 450,000 options were granted to acquire common stock at $2 per share. 150,000 options will vest on the third anniversary date, 150,000 options will vest on the fourth anniversary date and the remaining 150,000 options will vest on the fifth anniversary date. The options expire on January 1, 2017.

     On February 1, 2007, the Company entered into an employment agreement with an officer that expires on February 1, 2008. Pursuant to the agreement, the officer will receive an annual base salary of $120,000 and 25,000 options to acquire common stock at $2 per share. The options were 100% vested on February 1, 2007. The options expire February 1, 2017.

     PATENTS. Patents issued subsequent to September 30, 2006 are as follows:

     Patent # 7,151,123 was issued by the United States Patent Office on December 19, 2006. It is a general patent covering EC's UV curable, nanotechnology inclusive coatings for most metals. It does not include process.

     Patent # 7,153,892 was issued by the United States Patent Office on December 6, 2006. It covers UV curable, nanotechnology inclusive coatings for thermoplastic polyolefin, a type of plastic used in car bumpers and many other products.

     In addition to the above, two other patent applications have been allowed by the United States Patent Office. The patents have been granted but the final paperwork has not been issued.